Exhibit 99.1

Berenson Acquisition Corp. I Announces Pricing of $250 Million Initial Public Offering

NEW YORK CITY, NY, September 27, 2021 – Berenson Acquisition Corp. I (the “Company”), today announced the pricing of its initial public offering of 25,000,000 units at a price of $10.00 per unit. The units are expected to be listed on the New York Stock Exchange and trade under the ticker symbol “BACA.U” beginning tomorrow. Each unit consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Company expects that its Class A common stock and warrants will be listed on the New York Stock Exchange under the symbols “BACA” and “BACA WS”, respectively.

The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic location, although it intends to focus on businesses operating in the software and technology-enabled services industry with a total enterprise value in excess of $1 billion. Navigation Capital Partners, Inc. is a member of the Company’s sponsor group.

BofA Securities and Wells Fargo Securities, LLC are acting as joint bookrunners. The Company has granted the underwriters a 45-day option to purchase up to 3,750,000 additional units at the initial public offering price to cover over-allotments, if any.

The public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained from BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, or e-mail dg.prospectus_requests@bofa.com and Wells Fargo Securities, Attention: Equity Syndicate Department, 500 West 33rd Street, New York, New York 10001, at (800) 326-5897 or emailing a request to cmclientsupport@wellsfargo.com.

A registration statement relating to the securities became effective on September 27, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is expected to close on September 30, 2021, subject to customary closing conditions.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Berenson Acquisition Corp. I

Berenson Acquisition Corp. I is a special purpose acquisition company (SPAC) focused on the software and technology-enabled services industry, The Company intends to effect a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses in the software or technology-enabled services sectors with a total enterprise value of in excess of $1 billion. For more information, visit http://www.berensonacquisitioncorp.com/.

Contact:

Berenson Acquisition Corp. I

Josh Woodbridge

ir@berensonacquisitioncorp.com

http://www.berensonacquisitioncorp.com/

Media Contact:

Prosek Partners

Forrest Gitlin

FGitlin@prosek.com